Exhibit 23.3

Consent of Independent Auditors

We consent to the use of our report dated January 28, 2022, with respect to the consolidated financial statements of Mapil TopCo Limited, incorporated herein by reference and to the reference to our firm under the heading “Experts” in the prospectus.

/s/ KPMG LLP

Southampton, England

June 13, 2022